UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2009

SecureCare Technologies, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	0-29804	82-0255758

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	Identification Number)

1617 W. 6th Street, Suite C, Austin Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 447-3700

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

          SecureCare Technologies, Inc. (the “Company”) is currently engaged in a private offering of its common stock. The offering commenced on November 1, 2009. The terms and conditions of the offering provide for accredited investors to purchase up to 3,125,000 shares of common stock at $0.08 per share from November 1, 2009 through March 31, 2010 (the “Stock Offer”). Effective November 1, 2009 a total of $200,000 in funds from the Stock Offer have been guaranteed on a stand-by basis by certain of the participating investors, all of whom own common stock of the Company. The Company has agreed to compensate the participating stand-by investors an amount equal to ten percent (10%) or Twenty Thousand Dollars ($20,000) of the guaranteed funds, in the form of shares of common stock of the Company (the “Compensation”), with one share being issued for each $.08 of the Compensation for a total of Two Hundred Fifty Thousand (250,000) shares (the “Compensation Shares”) to be issued. The Company retains the right, in its sole discretion, to increase the total amount of funds guaranteed on a stand-by basis to Two Hundred Fifty Thousand Dollars ($250,000), for which the ten percent (10%) Compensation would increase to Twenty Five Thousand Dollars ($25,000) in the form of shares of common stock of the Company, with one share being issued for each $.08 of the Compensation for a total of Three Hundred Twelve Thousand Five Hundred (312,500) Compensation Shares to be issued. The Compensation Shares will be issued after the Stock Offer has been completed. The Company anticipates it will issue the Compensation Shares on April 1, 2010.

          As of November 20, 2009, the aggregate shares sold in the Stock Offer exceeded 5% of the Company’s issued and outstanding shares beyond those reported in Note 8 “Subsequent Events” in our Quarterly Report on Form 10-Q, for the period ended September 30, 2009, filed with the Commission on November 13, 2009. As of November 20, 2009, 640,625 shares had been sold in the Stock Offer to 5 investors (including 484,375 shares sold to related parties) for $51,250. As a result of these issues, the number of shares of common stock, par value $0.001 per share, that the Company has issued and outstanding has increased from the 10,477,423 reported in Note 8 “Subsequent Events” in our Quarterly Report on Form 10-Q, for the period ended September 30, 2009, filed with the Commission on November 13, 2009 to 11,118,048.

          The Stock Offer is being conducted pursuant to the exemption provided pursuant to Regulation D under the Securities Act of 1933, as amended, and analogous state laws. The Company did not grant any registration rights to the investors in the offerings.

          The Company will use the proceeds of the Stock Offer as working capital. The Company incurred only nominal expenses in connection with the offering.

ITEM 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:

10.1	Form of Subscription Agreement for Stock Offer Effective November 1, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2009

SecureCare Technologies, Inc.

By:	/s/ NEIL BURLEY

Name: Neil Burley
Title: CFO and Principal Financial Officer